SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 10, 1996

Commission        Registrant, State of Incorporation,     I.R.S. Employer
File Number         Address and Telephone Number          Identification No.

1-1443            Central and South West Corporation        51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000

Item 2.  Acquisition or disposition of assets.

Acquisition of SEEBOARD plc.

     On November 6, 1995, Central and South West Corporation
(CSW), indirectly through CSW (UK) plc (CSW (UK)), announced its intention to commence an offer (the Offer) in the United Kingdom to acquire all of the outstanding share capital of SEEBOARD plc (SEEBOARD), a regional electric company based in the United Kingdom, for an aggregate purchase price of approximately $2.52 billion, subject to reduction as described below. Prior to the Offer, the outstanding share capital of SEEBOARD was widely held and publicly traded on the International Stock Exchange of the United Kingdom and the Republic of Ireland (the London Stock Exchange). The aggregate purchase price contained in the Offer was determined by CSW based upon the then prevailing market price of SEEBOARD shares on the London Stock Exchange, plus a premium over such price in an amount sufficient, as determined by CSW, to provide fair compensation to the holders of SEEBOARD shares and to enable CSW to acquire a significant position in SEEBOARD early in the Offer. On January 10, 1996, CSW (UK) announced that all conditions necessary to consummate the Offer had been satisfied or waived, and that the Offer had been declared wholly unconditional. Under applicable law, CSW (UK) is required to pay on or before January 31, 1996 for all shares that have been validly tendered by January 10, 1996.

     As of January 9, 1996, CSW (UK) owned approximately 73,393,000 shares of SEEBOARD capital stock, constituting approximately 29.9% of the outstanding share capital of SEEBOARD, and had received pursuant to the Offer acceptances in respect of approximately 116,822,000 shares of SEEBOARD capital stock, constituting approximately 47.6% of the outstanding share capital of SEEBOARD.

     Pursuant to the terms of the Offer, the aggregate purchase price to be paid in the Offer was reduced by approximately $400 million to approximately $2.12 billion to reflect the distribution by SEEBOARD to its shareholders, including CSW (UK), of SEEBOARD's ownership interest in National Grid Holding plc (the National Grid) on December
11, 1995 (the Grid Distribution). CSW (UK) received 34,492,964 shares of National Grid common stock, representing 2.0% of the outstanding share capital of the National Grid, in the Grid Distribution. CSW (UK) intends to dispose of its ownership interest in the National Grid and apply the proceeds from such sale (approximately $98 million based upon the market price of the National Grid shares on January 9, 1996) to repay indebtedness incurred pursuant to the CSW Investments credit facility (as hereinafter defined). CSW has contributed, or committed to contribute, to CSW (UK) up to $850 million of the approximately $2.12 billion required to complete the acquisition of SEEBOARD shares in connection with the Offer. CSW expects to obtain such funds through the proceeds of borrowings under a $850 million senior
credit agreement entered into on November 6, 1995 for that purpose with a consortium of banks led by Citibank, N.A., Credit Suisse, and Union Bank of Switzerland (the CSW Credit
Agreement).   Borrowings under the CSW Credit Agreement are
unsecured and mature on November 6, 2000, subject to prepayment by CSW at any time. As of January 9, 1996, CSW had borrowed approximately $731 million under the CSW Credit Agreement to fund, indirectly through CSW (UK), open market purchases of capital stock of SEEBOARD.

     CSW (UK) intends to obtain the remaining amounts necessary to consummate the Offer, approximately $1.27 billion, from capital contributions or loans to be made to CSW (UK) by its sole shareholder, CSW Investments (CSW Investments), which has arranged a senior secured credit facility for that purpose with a consortium of banks led by Citibank International plc, Credit Suisse, and Union Bank of Switzerland (the CSW Investments Credit Facility). Neither CSW nor CSW International, Inc., a wholly owned subsidiary of CSW and the indirect parent of CSW Investments and CSW
(UK), has guaranteed or is otherwise liable for amounts borrowed under the CSW Investments Credit Facility.

     SEEBOARD's principal business is the distribution and supply of electricity in southeast England. SEEBOARD has its headquarters in Crawley, West Sussex. It has a distribution territory that covers approximately 3,000 square miles which extends from the outlying areas of London to the English Channel. SEEBOARD serves approximately 2 million customers, approximately 80% of which are residential and commercial and approximately 20% of which are industrial. For the year ended March 31, 1995, SEEBOARD had electricity sales of 17.7 billion kilowatt-hours and a profit before tax of approximately $224 million on revenues of approximately $1.9 billion. SEEBOARD is also involved in certain activities other than electricity distribution, including electrical contracting and retailing, gas supply and electricity generation. The earnings of SEEBOARD presented above have been converted into U.S. dollar amounts for illustrative purposes only at an exchange rate of 1.00 pound= $1.5788, which was the prevailing rate of exchange at the close of business on November 3, 1995, the business day prior to the announcement of the Offer.

     In November 1995, CSW accounted for its investment in SEEBOARD using the equity method in its consolidated financial statements. In December 1995, CSW began full consolidation accounting for SEEBOARD in its consolidated financial statements.

Item 7.  Financial Statements and Exhibits

(a) Financial statements for businesses acquired.

    Audited financial statements of SEEBOARD plc for the fiscal years ended March 31, 1995 and March 31, 1994 and auditor's report thereon and unaudited financial statements for the six months ended September 30, 1995 and September 30, 1994.

(b) Pro forma financial information.

    Unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1995 and the year ended December 31, 1994 and unaudited pro forma condensed consolidated balance sheets as of September 30, 1995.

(c) Exhibits.

    Exhibit 23.1 - Consent of KPMG, Chartered Accountants, Registered
    Auditors.

    SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             CENTRAL AND SOUTH WEST CORPORATION


Date:  January 19, 1996

                             By:   /s/  Wendy G. Hargus
                                     Wendy G. Hargus
                                       Controller

AUDITED FINANCIAL STATEMENTS OF SEEBOARD plc FOR THE YEARS
ENDED MARCH 31, 1995 AND 1994 AND AUDITOR'S REPORT THEREON

(The symbol for British pounds sterling has been denoted by the symbol # in the following financial statements and accompanying tables.)


SEEBOARD plc - ACCOUNTS
for the year ended 31 March 1995

STATEMENT OF DIRECTORS' RESPONSIBILITIES
 Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and Group and of the profit or loss for that period. In preparing those financial statements, the directors are required to:

     * select suitable accounting policies and then apply them consistently;

     * make judgements and estimates that are reasonable and prudent;

     * state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

     * prepare financial statements on a going concern basis unless it is inappropriate to presume that the Group will continue in business.

 The directors are responsible for keeping proper accounting records which disclose, with reasonable accuracy, the financial position of the Company, and for ensuring that the financial statements comply with the Companies Act 1985. They have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Company and to prevent and detect fraud and other irregularities.

------------------------------------------------------------------------------
To the shareholders of SEEBOARD plc

We have audited the accompanying consolidated balance sheets of SEEBOARD plc and subsidiaries as at 31 March 1995 and 31 March 1994, and the related consolidated profit and loss accounts and statements of cash flows for each of the years in the two year period ended 31 March 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SEEBOARD plc and subsidiaries at 31 March 1995 and 31 March 1994 and the results of their operations and cash flows for each of the years in the two year period ended 31 March 1995 in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally acccepted accounting principles in the United States would have affected results of operations and shareholders' equity as of and for the years ended 31 March 1995 and 31 March 1994 to the extent summarised in Note 26 to the consolidated financial statements.

                                                                    KPMG
London, England                                    Chartered Accountants
6 June 1995                                          Registered Auditors

SEEBOARD plc - GROUP PROFIT AND LOSS ACCOUNT for the year ended 31 March 1995

                                                             1995        1994
                                                 Note          #m          #m

Turnover                                          1       1,195.6     1,218.1
Cost of sales                                              (846.3)     (879.7)

Gross profit                                                349.3       338.4
Net operating costs and administrative expenses   2        (210.7)     (218.4)

Operating profit                                            138.6       120.0
Income from fixed asset investments               3          14.7        13.6

Profit on ordinary activities before interest               153.3       133.6
Net interest                                      4           1.5        (1.9)
Government debt premium                           5         (12.8)          -

Profit on ordinary activities before taxation               142.0       131.7
Taxation on profit on ordinary activities         7         (38.0)      (35.0)

Profit on ordinary activities after taxation                104.0        96.7
Minority interests                                           (0.1)       (0.2)

Profit for the financial year                               103.9        96.5
Dividends                                         8         (35.1)      (29.8)

Retained profit                                              68.8        66.7

Earnings per ordinary share
Normal                                            9          41.5p       37.8p
Adjusted to exclude Government debt premium
write off                                         9         946.6p       37.8p


A statement of movements on the profit and loss account is given in note 19.


Recognised gains or losses
There are no recognised gains or losses (1994 #nil) other than the profit for the financial year.

SEEBOARD plc - BALANCE SHEETS
as at 31 March 1995


                                            Group            Company
                                         1995     1994     1995    1994
                               Note        #m       #m       #m      #m

Fixed assets
Tangible assets                 10      525.3    494.2    525.2   494.2
Investments                     11       57.3     57.4     60.8    60.8
                                        582.6    551.6    586.0   555.0

Current assets
Stocks                          12       10.5     10.7     10.5    10.7
Debtors                         13      220.4    194.7    214.7   188.2
Investments                     15       13.2      9.7      8.5     6.5
Cash at bank and in hand                 36.0    175.3     24.4   164.5
                                        280.1    390.4    258.1   369.9

Creditors (amounts falling
due within one year)            16      251.1    268.3    237.8   256.1
Net current assets                       29.0    122.1     20.3   113.8
Total assets less current
liabilities                             611.6    673.7    606.3   668.8
Creditors (amounts falling
due after more than one year)   16       14.3     83.4     14.0    82.5
Provisions for liabilities
and charges                     17       36.2     45.1     36.2    45.1
Minority interests                        0.4      0.3        -       -
Net assets                              560.7    544.9    556.1   541.2


Capital and reserves
Called up share capital         18      122.5    128.2    122.5   128.2
Share premium account           19        5.5      1.2      5.5     1.2
Capital redemption reserve      19        6.8        -      6.8       -
Profit and loss account         19      425.9    415.5    421.3   411.8


Shareholders' funds                     560.7    544.9    556.1   541.2

SEEBOARD plc - GROUP CASH FLOW STATEMENT for the year ended 31 March 1995


                                                    1995       1994
                                         Note         #m         #m

Net cash inflow from operating
activities                                23       106.4      285.8

Returns on investments and servicing
of finance
Interest received                                    5.8        6.7
Interest paid                                       (4.6)      (8.4)
Government debt premium                            (12.8)         -
Dividends received                                  11.5        9.7
Dividends paid                                     (31.2)     (26.3)

Net cash outflow from returns on
investments and servicing of finance               (31.3)     (18.3)

Taxation
Corporation tax paid (including ACT)               (43.0)     (33.7)
Cash flow from operations after tax                 32.1      233.8

Investing activities
Purchase of tangible fixed assets                  (68.3)     (79.6)
(Purchase)/sale of current asset investments        (1.4)       2.7
Purchase of fixed asset investments                    -       (0.2)
Receipts from sales of tangible fixed assets         3.3        0.8
Net cash outflow from investing activities         (66.4)     (76.3)
Net cash (outflow)/inflow before financing         (34.3)     157.5

Financing
Issue of ordinary share capital                      3.1        2.0
Purchase of own shares                             (60.5)         -
Repayment of Government debt                       (54.0)     (26.0)
Net cash outflow from financing                   (111.4)     (24.0)
(Decrease)/increase in cash and cash
equivalents                               23      (145.7)     133.5

SEEBOARD plc - ACCOUNTING POLICIES

New accounting standards

 Except for the effect of two new Financial Reporting
 Standards issued by the Accounting Standards Board the accounting policies of the Group remain unchanged. The two standards, which have a direct impact upon these accounts, are FRS4 - Capital Instruments and FRS5 -
 Reporting the substance of transactions.

 During the year, SEEBOARD repurchased Government debt for #66.8m, representing a premium of #12.8m over the book amount of the debt. In compliance with FRS4, this premium on repayment has been shown separately as a charge to the profit and loss account.

 The Employee Share Ownership Trust (ESOT) received a further loan of #2m during the year, making a total of #8.5m, with which it has purchased SEEBOARD shares. In compliance with FRS5 the ESOT has been consolidated into the Group and the amounts loaned are shown as own shares purchased. Comparative figures in the balance sheet have been restated accordingly.

Basis of preparation

 The accounts have been prepared under the historical cost convention in accordance with the Companies Act 1985 and applicable accounting standards.

 No profit and loss account is presented for the Company as provided by Section 230 of the Companies Act 1985.

Consolidation

 The accounts consolidate the financial statements of
 SEEBOARD plc ('the Company'), its subsidiary undertakings
 and its share of the results of associated undertakings
 ('the  Group').   The results of the subsidiaries are
 included in the consolidated profit and loss account from
 the date of acquisition.   Goodwill arising on consolidation,
 being the excess of the purchase price of subsidiaries and associates over the fair value of the net assets acquired, is written off against reserves.

 An associated undertaking is one in which the Group has a
 long term interest and over which it exercises significant
 but not dominant influence.  The Group's share of the
 profits less losses of associates is included in the
 profit and loss account within income from fixed asset
 investments and the Group's share of net assets is
 included in investments in the balance sheet.   Where an
 accounting policy of an associate represents a significant departure from that of the Group, appropriate adjustments to the results of the associate are made on consolidation.

Turnover

 Turnover represents the value of electricity consumption during the year, which includes an estimate of the sales value of units supplied to customers between the date of the last meter reading and the year end, and the invoice value of other goods and services provided, exclusive of value added tax.

Cost of sales, net operating costs and administrative expenses

 Cost of sales includes the purchase cost of electricity,
 use of system charges and all other costs incurred to the
 point of sale.  Other costs are analysed between net
 operating costs and administrative expenses.    Net
 operating costs, referred to by the Companies Act 1985 as distribution costs, include all other costs with the exception of finance and administrative expenses.

SEEBOARD plc - ACCOUNTING POLICIES

Regulated income

 Where there is an over recovery of Supply or Distribution
 Business revenues against the regulated maximum allowable
 amount, revenues equivalent to the over recovered amount
 are deferred.  The deferred amount is deducted from
 turnover and included in creditors within accruals and
 deferred income.   Where there is an under recovery,
 any potential future recovery is not anticipated.

Tangible fixed assets and depreciation

 Tangible fixed assets are stated at cost less accumulated depreciation. The charge for depreciation is calculated on a straight line basis to write off assets over their estimated useful lives. Freehold land is not depreciated.
 The lives of each major class of asset are:

   Network plant and buildings        40 years, at 3% for
                                      20 years then 2% per annum
   Non-network buildings              Up to 60 years
   Fixtures, equipment and vehicles   Up to 10 years

 In the case of major projects, such as the construction of generation plant, cost includes interest capitalised during the construction period.

 Customers' contributions are credited to the profit and loss account at the same rate as the network is depreciated.

Property clawback

 Under a trust deed, HM Government is entitled to a proportion of certain property gains accruing or treated as accruing as a result of property disposals. A provision for clawback of gains in respect of property disposals is made only to the extent that it is probable that a liability will crystallise. Such a liability will crystallise when an actual or deemed disposal occurs.

Stocks

 Stocks are valued at the lower of cost and net realisable value.


Leases

 Rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the period of the lease.

Pension costs

 Contributions to the Electricity Supply Pension Scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Company. The capital cost of ex-gratia and supplementary pensions is charged to the profit and loss account in the accounting period in which they are granted.

Deferred taxation

 Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. A provision or asset for deferred taxation, using the liability method, is established to the extent that it is probable that a liability or asset will crystallise in the foreseeable future.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

1 Turnover, profit and net assets by business
Turnover, profit before taxation and net assets of continuing operations attributable to the following classes of business were:


                                                  Profit before
                                     Turnover        taxation      Net assets
                                  1995     1994    1995    1994   1995    1994
                                    #m       #m      #m      #m     #m      #m

Distribution                     306.1    292.0   116.8   101.1  399.9   383.6
Supply                         1,049.7  1,090.9    16.5    14.5   22.2   (50.3)
Other activities                 117.8    115.6     5.3     4.4   80.1    69.1
Unallocated                          -        -       -       -  (28.0)  (35.7)
Inter-activity sales            (278.0)  (280.4)      -       -      -       -
                               1,195.6  1,218.1   138.6   120.0  474.2   366.7
NGH dividends and investment         -        -    14.7    13.6   56.9    56.9
Net interest and net cash            -        -     1.5    (1.9)  29.6   121.3
Government debt premium              -        -   (12.8)      -      -       -
                               1,195.6  1,218.1   142.0   131.7  560.7   544.9



2 Net operating costs and administrative expenses

                                                         1995     1994
                                                           #m       #m

Net operating costs - depreciation                       32.4     30.7
                    - other                             151.4    158.5
                                                        183.8    189.2
Administrative expenses                                  26.9     29.2
                                                        210.7    218.4

Certain costs previously shown under administrative expenses have been reclassified and the comparative figures have been restated accordingly.

Net operating costs and administrative expenses
include:                                                 1995    1994
                                                           #m      #m
Operating lease rentals                                   4.9     5.2
Auditors' remuneration                                    0.1     0.1
Remuneration of auditors for non audit work               1.1     0.6

3 Income from fixed asset investments

                                                         1995    1994
                                                           #m      #m
Dividends from The National Grid Holding plc (NGH)       14.8    13.6
Share of loss of associated undertakings                 (0.1)      -
                                                         14.7    13.6

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

4 Net interest
                                                       1995      1994
                                                         #m        #m
Interest payable:
On bank loans, overdrafts and other loans wholly
repayable within five years                            (4.6)     (1.7)
On long term loans repayable in whole or in part
after five years                                          -      (6.7)
Interest receivable                                     6.1       6.5
                                                        1.5      (1.9)

5 Government debt premium

Early repayment of Government debt

On 23 August 1994, Government debt with a book amount of #54m was repaid at a premium of #12.8m. The debt carried a fixed rate of interest of 12.365% per annum and was repayable in 2008.


6   Directors and employees

(a) Directors' share options

                                                        Granted                          Date from
                                  Date of   Held at      during    Held at    Exercise       which      Expiry
                        Scheme      grant  1.4.1994    the year  31.3.1995       price exercisable        date
T J Ellis     Executive option  9.12.1991    27,000           -     27,000      156.0p    9.12.1994   9.12.2001
              Executive option  18.1.1993   107,000           -    107,000      235.5p    18.1.1996   18.1.2003

S Gutteridge  Executive option  18.1.1993   126,000           -    126,000      235.5p    18.1.1996   18.1.2003
M J Pavia                               -         -           -          -           -            -           -
A R Smith     Sharesave        18.12.1990     4,542           -      4,542       87.5p     1.3.1996    1.9.1996
              Executive option  18.1.1993    30,000           -     30,000      235.5p    18.1.1996   18.1.2003
              Executive option  21.7.1994         -      25,000     25,000      337.0p    21.7.1997   21.7.2004

J Weight      Sharesave        18.12.1990     3,514           -      3,514       87.5p     1.3.1996    1.9.1996
              Sharesave         30.9.1992     2,232           -      2,232      154.5p    1.12.1997    1.6.1998
              Executive option  18.1.1993    50,000           -     50,000      235.5p    18.1.1996   18.1.2003

No options were either exercised or lapsed during the year.
The market price of the shares at 31 March 1995 was 343p and the range during the year was 304p to 488p.

Share options to be granted to executive directors in 1995/6 will be subject to strict performance criteria. The exercise of these options will require that the Company's share price performance over the three year period from the date of the grant is maintained in the top third of the RECs and that electricity prices to domestic customers are consistently in the lowest third.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

6 Directors and employees continued

(b) Emoluments of directors of the Company were
    as follows:                                    1995    1994
                                                   #000    #000
Salaries                                            837     720
Benefits                                             46      75
Fees                                                118     112

                                                  1,001     907
Pension contributions                               139      77

                                                  1,140     984


                                                     1995    1994
                                 Salary  Benefits   Total   Total
                                   #000      #000    #000    #000
Chairman
Sir Keith Stuart                     70         -      70      70
(Paid to Associated British
Ports Holdings PLC)
Executive directors
T J Ellis (highest paid director)   206         8     214     184
S Gutteridge                        118        10     128     117
M J Pavia (appointed 1.10.1994)      75         4      79       -
A R Smith (appointed 1.1.1995)       24         2      26       -
J Weight (appointed 1.7.1993)       102        14     116      80

Salary and benefits do not include pension contributions.
The Company's pension contributions on behalf of T J Ellis, highest paid director, amounted to #30,000 (1994 #26,000).

No bonuses are paid to any directors. Furthermore, non-executive directors receive neither share options nor pension entitlements. All executive directors have service contracts terminable by two years' notice. The emoluments of the directors (excluding pension contributions) fell into the following bands:
                                              1995    1994
                                            Number  Number
#1         -   #5,000                            1       -
#10,001    -  #15,000                            -       1
#15,001    -  #20,000                            3       3
#20,001    -  #25,000                            1       1
#25,001    -  #30,000                            2       1
#65,001    -  #70,000                            1       1
#70,001    -  #75,000                            -       1
#75,001    -  #80,000                            1       -
#80,001    -  #85,000                            -       1
#110,001   - #115,000                            1       -
#115,001   - #120,000                            1       1
#120,001   - #125,000                            -       1
#125,001   - #130,000                            1       -
#130,001   - #135,000                            -       1
#135,001   - #140,000                            1       -
#180,001   - #185,000                            -       1
#210,001   - #215,000                            1       -

Pension contributions paid in respect of the early retirement of former directors amounted to #271,350. A pension of #29,300 (1994 #28,790) was paid in the year to a former Chairman. Following a judgment of the High Court on 9 December 1994 a payment of #201,370 was made to T A Boley, a former director, as compensation for the early termination of his service contract in April 1993.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

6 Directors and employees continued

(c)  Employment costs
The aggregate remuneration of all employees, including the directors of the Group, comprised:
                                               1995     1994
                                                 #m       #m
Wages and salaries                             85.5     95.1
Social security costs                           7.1      8.2
Other pension costs                            12.7      4.6
                                              105.3    107.9
Less: charged as capital expenditure          (17.8)   (20.5)

Charged to profit and loss account             87.5     87.4


Other pension costs in 1994 included the release of pension provision of #9.0m in respect of the equalisation of pension rights no longer required.

                                                                1995    1994
(d) Average number of employees in the Group during the year
    were:                                                      4,680   5,339


7 Taxation on profit on ordinary activities

                                                                1995    1994
                                                                  #m      #m
UK corporation tax at 33% (1994 33%)                            40.1    30.9
Tax on The National Grid Holding plc dividends                   3.0     2.7
Deferred tax                                                    (1.2)    1.4

                                                                41.9    35.0
Adjustment to taxation in respect of prior years' profits       (3.9)      -
                                                                38.0    35.0


8 Dividends                            Shares ranking           Dividends
                                         for dividend            payable
                                                 1995          1995    1994
                                                000's            #m      #m

Interim dividend paid of 4.0p (1994 3.3p)
per ordinary share                            241,387           9.7     8.3
Proposed final dividend of 10.5p
(1994 8.45p) per ordinary share               241,585          25.4    21.5
                                                               35.1    29.8

An employee share ownership trust, which holds 3,448,662 shares in the Company, has waived its right to all but a nominal dividend.

9 Earnings per ordinary share

Earnings per ordinary share of 41.5p (1994 37.8p) are calculated by dividing the profit for the financial year of #103.9m (1994 #96.5m) by the average issued share capital of 250,525,000 (1994 255,206,000)
ordinary  shares.   Earnings per ordinary share, excluding the
non-recurring effect of the premium of #12.8m paid in respect of the repurchase of Government debt, amounted to 46.6p based on an adjusted profit of #116.7m.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

10   Tangible fixed assets

(a)  Group and Company

                                   Non-
                                network                Vehicles
                                 land &   Fixtures &   & mobile
                     Network  buildings    equipment      plant    Total
Cost                      #m         #m           #m         #m       #m

At 1 April 1994        623.9       77.7         67.9       22.3    791.8
Additions               50.3        6.2          8.2        0.5     65.2
Disposals               (4.3)      (2.2)        (1.0)      (2.9)   (10.4)

At 31 March 1995       669.9       81.7         75.1       19.9    846.6


Depreciation
At 1 April 1994        227.6       16.1         41.8       12.1    297.6
Disposals               (4.3)      (1.2)        (1.0)      (2.2)    (8.7)
Charge for the year     16.5        3.2          9.4        3.3     32.4

At 31 March 1995       239.8       18.1         50.2       13.2    321.3


Net book amount
At 31 March 1995       430.1       63.6         24.9        6.7    525.3

At 31 March 1994       396.3       61.6         26.1       10.2    494.2


All assets are owned by the Company with the exception of fixtures and equipment owned by Southern Gas Ltd at a cost of #0.1m (net book amount #0.1m).

(b) The net book amount of non-network land and buildings comprised:


                                              1995    1994
                                                #m      #m

Freehold                                      61.4    58.3
Short leasehold                                2.2     3.3

                                              63.6    61.6


Non-network land, included at #6.7m (1994 #7.6m), is not depreciated.

(c) Included in fixed assets at 31 March 1995 are assets in course of construction amounting to #33.8m (1994 #26.6m).

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

11 Fixed asset investments
                                              Group          Company
                                          1995    1994     1995    1994
                                            #m      #m       #m      #m

The National Grid Holding plc             56.9    56.9     56.9    56.9
Investments in subsidiary companies          -       -      3.4     3.4
Investments in associated companies        0.2     0.3      0.3     0.3
Other fixed asset investments              0.2     0.2      0.2     0.2

                                          57.3    57.4     60.8    60.8


The holding in The National Grid Holding plc was acquired from The Secretary of State for Energy on 23 May 1990. The investment was revalued to #56.9m to represent the Company's share, being 7.3%, of' the pro forma historical cost value of the net assets as at 31 March 1990 of The National Grid Company plc which is wholly owned by The National Grid Holding plc. A proposal for the demerger to shareholders of the Company's investment in The National Grid Holding plc is well advanced.

The Company's principal investment in an associate comprises a 37.5% interest in Medway Power Ltd (Medway), a company formed to construct, own and operate a 660 MW gas fired
power station on the Isle of Grain, Kent.   The power
station, which is presently undergoing commissioning trials, is expected to commence generating electricity commercially in the autumn. The Company has entered into an agreement to purchase 50% of Medway's output of electricity for 15 years commencing in 1995.

A schedule of the Company's principal subsidiary and associated undertakings is given in note 24.

12  Stocks
                                           Group and Company
                                              1995    1994
                                                #m      #m
Raw materials and consumables                  2.3     3.6
Work in progress                               1.6     1.7
Finished goods and goods for resale            6.6     5.4

                                              10.5    10.7


13  Debtors                                 Group           Company
                                        1995     1994     1995    1994
                                          #m       #m       #m      #m
Amounts falling due within one year:
Trade debtors                          174.6    145.1    166.8   137.4
Amounts owed by group undertakings         -        -      2.0     1.3
Credit sale installments not yet due    14.5     10.0     14.5    10.0
Other debtors                            7.6     16.9      7.4    16.9
Prepayments and accrued income           0.7      3.6      0.5     3.5
Dividends receivable                     8.0      7.6      8.5     7.6
Deferred tax                             6.3      5.1      6.3     5.1

                                       211.7    188.3    206.0   181.8

Amounts falling due after more than
one year:
Credit sale installments not yet due     2.4      1.0      2.4     1.0
Advance corporation tax recoverable      6.3      5.4      6.3     5.4

                                       220.4    194.7    214.7   188.2

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

14   Deferred tax

Total unprovided deferred tax liabilities computed at a rate of 33% (1994 33%) were as follows:

                                                        Group and Company
                                                          1995       1994
                                                            #m         #m
Capital allowances in excess of depreciation             136.0      127.5
Other timing differences                                 (11.1)     (14.0)

                                                         124.9      113.5



A transfer to/(from) deferred tax of #1.2m (1994 (#1.4m)) increased the deferred tax asset in respect of short term timing differences from #5.1m at 31 March 1994 to #6.3m at 31 March 1995.

15   Current asset investments
                                Group            Company
                            1995     1994     1995    1994
                              #m       #m       #m      #m
Own shares purchased         8.5      6.5      8.5     6.5
Other investments            4.7      3.2        -       -

                            13.2      9.7      8.5     6.5


Of the other investments #4.1m (1994 #3.0m) were listed on the London Stock Exchange.
At 31 March 1995 3,448,662 (1994 2,990,000) ordinary shares
were held by an independently managed trust in connection with Company share schemes (see note 18).

16   Creditors
                                        Group           Company
                                    1995    1994      1995    1994
                                      #m      #m        #m      #m
Amounts falling due within one year:
Advance payments                    26.0    43.2      25.5    41.7
Bank loans and overdrafts            6.4       -       6.4       -
Payments received on account         6.0     7.3       6.0     7.3
Trade creditors                    106.1    85.8     101.7    82.0
Corporation tax                     31.7    37.5      31.4    37.2
Other taxation and social security   0.5     0.6       0.5     0.2
Proposed dividend                   25.4    21.5      25.4    21.5
Other creditors                     26.7    16.9      18.6    10.7
Accruals and deferred income        22.3    55.5      22.3    55.5

                                   251.1   268.3     237.8   256.1


Amounts falling due after more than one year:
Government debt                        -    54.0         -    54.0
Advance payments                    11.4    28.5      11.1    27.6
Other creditors                      2.9     0.9       2.9     0.9

                                    14.3    83.4      14.0    82.5

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

16   Creditors continued

Bank loans and overdrafts outstanding at 31 March 1995 were repayable as follows:
                                           Group and Company
                                              1995    1994
                                                #m      #m
Repayable within one year                      6.4       -
Repayable after five years                       -    54.0

                                               6.4    54.0

On 23 August 1994 marketable bonds of #54m were repurchased from HM Treasury at a premium of #12.8m.

17   Provisions for liabilities and charges

                           Restructuring    Pensions    Other   Total
                                      #m          #m       #m      #m
Group and Company
Balance at 1 April 1994             26.6         2.1     16.4    45.1
Applied during the year            (27.6)          -     (3.2)  (30.8)
Provided in the year                20.4         0.5      1.0    21.9

Balance at 31 March 1995            19.4         2.6     14.2    36.2


Included within other provisions are amounts set aside in respect of uninsured potential losses arising from storm damage of #6.5m
(1994 #5.5m).

18   Called up share capital

(a)  Share capital

Authorised:                                              Number         #m
Ordinary shares of 50p each                         400,000,000      200.0

Special rights redeemable preference share of #1              1          -

Allotted and fully paid:
At 1 April 1994                                     256,386,637      128.2
Issue of ordinary 50p shares arising from exercise
  of options                                          1,246,310        0.6
Issue of ordinary 50p shares to employees under
  a matching offer                                    1,001,050        0.5
Ordinary 50p shares cancelled                       (13,600,000)      (6.8)

At 31 March 1995                                    245,033,997      122.5


The special rights redeemable preference share of #1, registered in the name of The Secretary of State for Trade and Industry, was redeemed at par on 31 March 1995.

(b)  Cancellation of ordinary shares

During the course of the year 13,600,000 ordinary shares were purchased at an average price of 430p. The shares have been cancelled and in accordance with Section 170 of the Companies Act 1985 an amount of #6.8m equivalent to the nominal value of the cancelled share capital has been transferred to the capital redemption reserve, as set out in note 19.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

18   Called up share capital continued

(c) Employee share schemes

On 8 September 1994 1,001,050 ordinary shares were allotted to employees under a one for one matching offer.

At 31 March 1995 the following options over the Company's ordinary shares were outstanding:

                            Number                       Price         Period of
                                of        Date options     per          exercise
                            shares             granted   share   Six months from
Savings related share
  option scheme

                         5,176,000  18 December   1990   87.5p   1 March    1996
                         2,573,378  30 September  1992  154.5p   1 December 1997

                         7,749,378

Executive share option
  scheme                                                         From         To
                            80,000  17 January    1991  127.5p   1994       2001
                            27,000  9 December    1991  156.0p   1994       2001
                         2,771,000  18 January    1993  235.5p   1996       2003
                           350,000  21 July       1994  337.0p   1997       2004

                         3,228,000


(d) At 31 March 1995 3,448,662 ordinary shares of the Company were held in an independently managed employee share ownership trust, formed to purchase shares in the Company on the open market, for use in satisfying the share option schemes.

(e) At 31 March 1995 Seeboard Share Scheme Trustees Ltd held 3,278,919 ordinary shares on behalf of employees in respect of the profit sharing scheme arrangements.

19   Reconciliation of movements in shareholders' funds

                                                                Group               Company
                                          Share     Capital    profit    Share-  profit and
                                 Share  premium  redemption  and loss  holders'        loss
                               capital  account     reserve   account     funds     account
                                    #m       #m          #m        #m        #m          #m
Balance at 1 April 1994          128.2      1.2           -     415.5     544.9       411.8
Retained profit for the year         -        -           -      68.8      68.8        67.9
Issue of ordinary shares           1.1      4.3           -         -       5.4           -
Cancellation of ordinary shares      -        -           -     (58.4)    (58.4)      (58.4)
Transfer to capital redemption
   reserve                        (6.8)       -         6.8         -         -           -

Balance at 31 March 1995         122.5      5.5         6.8     425.9     560.7       421.3

The cumulative amount of goodwill written off to reserves at 31 March 1995 was #3.9m (1994 #3.9m).

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

20   Pension costs

The Company's employees are entitled to join the Electricity Supply Pension Scheme which provides pension and other related benefits, based on final pensionable pay, to employees throughout the Electricity Supply Industry. The assets of the Scheme are held in a separate trustee administered fund. A full actuarial valuation of the Scheme is carried out on a triennial basis. These accounts incorporate the results of the latest valuation of the Scheme carried out as at 31 March 1992.

Pension costs charged to the profit and loss account for the year were #12.7m (1994 #4.6m as reduced by the release of a provision of #9.0m for the equalisation of pension rights no longer required). The latest full actuarial valuation of the Company's section of the Scheme was carried out by Bacon and Woodrow, consulting actuaries, as at 31 March 1992 and the results of this valuation have been used as the basis for assessing pension costs. The 'attained age' method was used for the valuation and the principal actuarial assumptions adopted were that the investment return would exceed salary increases by 2% per annum (exclusive of merit awards) and exceed future pension increases by 4% per annum.

The actuarial value of the assets of the Company's section of the Scheme as at 31 March 1992 represented 104% of the actuarial value of the accrued benefits. After allowing for benefit improvements granted as a result of the valuation and the provision made from surplus to cover contingencies and anticipated short term early retirement costs, this reduces to 100%. The accrued benefits include all benefits for pensioners and other former members as well as benefits based on service completed to date for active members, allowing for future salary rises.

The total market value of the assets of the Scheme as at 31 March 1992 was #9,492m of which #414m represented the section of the Scheme which relates to the members and beneficiaries of the Company. Contributions payable by the Company to the Scheme during the year (excluding provisions) were #12.2m (1994 #13.6m).

21   Lease obligations

The following annual obligations under operating leases for equipment and vehicles expire:

                                            Group and Company
                                              1995    1994
                                                #m      #m
Within one year                                0.4     0.2
In the second to fifth year inclusive          0.5     1.0

                                               0.9     1.2


The following annual obligations under operating leases for non-network land and buildings expire:

                                           Group and Company
                                              1995    1994
                                                #m      #m
Within one year                                0.1       -
In the second to fifth year inclusive          0.7     0.5
In more than five years                        2.6     2.7

                                               3.4     3.2

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

22   Capital and other commitments

Capital investment authorised by the Board of Directors but not provided for as at 31 March 1995 amounted to #51.3m (1994 #51.9m) in respect of which the Board of Directors has entered into contractual commitments of #9.5m (1994 #9.3m).

On 10 April 1992 the Company entered into an agreement to subscribe for 37.5% of the equity and subordinated loan stock of Medway Power Ltd, (Medway), a company formed to construct, own and operate a 660 MW power station on the Isle of Grain, Kent. The maximum amount of the commitment by the Company to Medway, which is dependent upon actual construction costs, is #22.9m. At the same date a power purchase agreement was entered into by the Company to purchase 50% of' Medway's output for 15 years commencing in 1995.

At 31 March 1995, Medway had tangible assets of #293.0m and a project bank loan secured on those assets amounting to #284.9m. The lending banks have no right of recourse to the shareholders of Medway, including the Company, in respect of the repayment of the bank loan.

23   Notes to the cash flow statement

Reconciliation of operating profit to net cash inflow from operating activities
                                               1995     1994
                                                 #m       #m
Operating profit                              138.6    120.0

Non cash items
Depreciation                                   32.4     30.7
Profit on sale of fixed assets                 (1.6)    (0.4)
Decrease in provisions                         (6.6)    (4.2)

                                               24.2     26.1

Movement in working capital
Decrease in stocks                              0.2      0.7
(Increase)/decrease in debtors                (23.4)    13.0
(Decrease)/increase in creditors
    (Decrease)/increase in advance payments   (34.3)    71.7
    (Decrease)/increase in Supply regulatory
      over recovery                           (33.8)    33.8
    Improved power purchase credit terms          -     23.0
    Increase/(decrease) in other creditors     34.9     (2.5)

                                              (56.4)   139.7

Net cash inflow from operating activities     106.4    285.8

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995


23   Notes to the cash flow statement continued

Analysis of cash and cash equivalents
                                Balance      Movement in year
                             1995     1994     1995     1994
                               #m       #m       #m       #m
Short term deposits          35.4    157.0   (121.6)   123.0
Cash at bank and in hand      0.6     18.3    (17.7)    10.5
Bank overdraft               (6.4)       -     (6.4)       -

                             29.6    175.3   (145.7)   133.5


Analysis of changes in financing during the year

                                           Share capital      Government
                                            and premium          debt
                                           1995     1994     1995    1994
                                             #m       #m       #m      #m

Balance at 1 April 1994                   129.4     63.7     54.0    80.0
One for one scrip issue                       -     63.7        -       -
One for one matching offer                  2.3        -        -       -
Transfer to capital redemption reserve     (6.8)       -        -       -

                                          124.9    127.4     54.0    80.0

Movement of funds
Cash outflow from financing                   -        -    (54.0)  (26.0)
Issue of share capital                      3.1      2.0        -       -

Balance at 31 March 1995                  128.0    129.4        -    54.0


24   Subsidiary and associated undertakings

The undertakings at 31 March 1995 which are incorporated and operate in England and Wales (unless otherwise stated) are as follows:

                                             Percentage of
                                           ordinary shares
                                                      held            Activities
Principal subsidiary undertakings
Seeboard Insurance Company Ltd (Isle of Man)          100%             Insurance
Longfield Insurance Company Ltd (Isle of Man)         100%             Insurance
SEEBOARD (Generation) Ltd                             100%       Holding company
Southern Gas Ltd                                       75%            Gas supply
Associated undertakings
SEEBOARD International Ltd                             51%  Overseas consultancy
Medway Power Ltd                                     37.5%            Generation

SEEBOARD plc - NOTES TO THE ACCOUNT'S
31 March 1995

25   Supplementary current cost information

Group current cost profit and loss account for the year ended
31 March 1995

                                                                1995     1994
                                                                  #m       #m
Historical cost profit on ordinary activities before
  taxation                                                     142.0    131.7
Current cost adjustments:
Depreciation                                                   (35.0)   (34.7)
Cost of sales                                                   (0.1)    (0.2)
Monetary working capital                                         0.3     (1.6)

Current cost profit on ordinary activities before taxation     107.2     95.2
Taxation on profit on ordinary activities                      (38.0)   (35.0)

Current cost profit on ordinary activities after taxation       69.2     60.2
Minority interests                                              (0.1)    (0.2)

Current cost profit for the financial year                      69.1     60.0
Dividends                                                      (35.1)   (29.8)

Current cost retained profit                                    34.0     30.2


Group current cost balance sheet as at 31 March 1995

                                                                1995     1994
                                                                  #m       #m
Fixed assets
Tangible assets                                                961.5    939.4
Investments                                                    229.5    229.6

                                                             1,191.0  1,169.0

Net current assets                                              29.0    122.1
Creditors (amounts falling due after more than one year)        14.3     83.4
Provisions for liabilities and charges                          36.2     45.1
Minority interests                                               0.4      0.3

Net assets                                                   1,169.1  1,162.3


Capital and reserves
Called up share capital                                        122.5    128.2
Share premium account                                            5.5      1.2
Capital redemption reserve                                       6.8        -
Current cost reserve                                           956.8    931.0
Profit and loss account                                         77.5    101.9

Shareholders' funds                                          1,169.1  1,162.3

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995


25   Supplementary current cost information continued

Current cost accounting allows for price changes specific to the business, principally through the use of indices, when reporting assets employed and profits thereon. Fixed assets and stocks are stated in the balance sheet at net current replacement cost which in turn requires adjustments to the depreciation charge and to cost of sales in the profit and loss account.

A monetary working capital adjustment is made to allow for the effects of inflation on the working capital required to support the day to day operations of the Group and a gearing adjustment reduces the effect of the above adjustments in the profit and loss account to take account of financing the business partly by net borrowings. No gearing adjustment has been made in the current year as the Group has no net borrowings.

The fixed asset investment has been included at directors' valuation.

Current cost turnover, profit and net assets by activity

Current cost turnover, profit before taxation and net assets of continuing operations attributable to the following classes of business were:

                                             Profit before
                                 Turnover       taxation       Net assets

                               1995     1994   1995   1994     1995     1994
                                 #m       #m     #m     #m       #m       #m

Distribution                  306.1    292.0   84.0   67.4    790.9    785.0
Supply                      1,049.7  1,090.9   16.0   12.7     22.4    (50.3)
Other activities              117.8    115.6    3.8    3.4    125.1    112.9
Unallocated                       -        -      -      -    (28.0)   (35.7)
Inter-activity sales         (278.0)  (280.4)     -      -        -        -

                            1,195.6  1,218.1  103.8   83.5    910.4    811.9

NGH dividends and investment      -        -   14.7   13.6    229.1    229.1
Net interest and net cash         -        -    1.5   (1.9)    29.6    121.3
Government debt premium           -        -  (12.8)     -        -        -

                            1,195.6  1,218.1  107.2   95.2  1,169.1  1,162.3


Reconciliation of movements in current cost reserves
                                         Current    Profit    Capital   Current
                                            cost  and loss  and other  cost net
                                         reserve   account   reserves    assets
                                              #m        #m         #m        #m
Balance at 1 April 1994                    931.0     101.9      129.4   1,162.3
Current cost retained profit for the year      -      34.0          -      34.0
Revaluation of net fixed assets             26.0         -          -      26.0
Cost of sales adjustment                     0.1         -          -       0.1
Monetary working capital adjustment         (0.3)        -          -      (0.3)
Issue of ordinary shares                       -         -        5.4       5.4
Cancellation of ordinary shares                -     (58.4)         -     (58.4)

Balance at 31 March 1995                   956.8      77.5      134.8   1,169.1

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995


26   Reconciliation to U. S. GAAP

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES

SEEBOARD's consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. The significant differences as they relate to SEEBOARD summarised in the following paragraphs. The approximate effect of the adjustments to profit after taxation and extraordinary items and equity shareholders' funds which would be required under US GAAP are set forth in the tables below.

Income from fixed asset investments

Dividends from the National Grid Holding plc have been recorded, in accordance with UK GAAP, in the profit for the year to which they pertain. Under US GAAP dividends are recorded in the financial statements of the year in which they are declared.

Pension costs

Under UK GAAP, pension costs represent the expected cost of providing benefits to be charged to the profit and loss account so as to spread the cost over the expected remaining service lives of employees. Under
US GAAP the annual pension cost comprises the estimated cost of benefits accruing in the period adjusted for a portion of the deficit or surplus arising at the time Statement Number 87 of the United States Financial Accounting Standards Board ("SFAS 87") "Employer's Accounting for Pensions" was adopted. The charge is further adjusted to reflect a portion of the cost of benefit improvements and any surpluses/deficits falling outside a 10% fluctuation "corridor".

Deferred taxation

UK GAAP requires provision for deferred taxation only when it is expected that a liability will become payable in the foreseeable future. US GAAP requires full provision for deferred taxes to be made using enacted future tax rates.

Premium on redemption of bonds

Under UK GAAP, a premium or discount on the repurchase of bonds before their maturity date is an expense in determining profit before taxation. Under US GAAP, the premium or discount would be described as a loss or gain from extinguishment of debt and, if material, would be classified on the face of the consolidated profit and loss account as an extraordinary item.

Dividends

Under UK GAAP, dividends are recorded by the group as a deduction from the profit for the year to which they pertain. Under US GAAP dividends are recorded in the financial statements in the period in which they are declared.

Employee Share Ownership Trust (ESOT)

Under UK GAAP, the cost of shares in the Company purchased by an ESOT is included within the current asset investments as "own shares purchased". Under US GAAP this amount is included as a deduction to shareholders equity.

SEEBOARD plc - NOTES TO THE ACCOUNTS
31 March 1995

Approximate effect on profit after taxation and extraordinary items of significant differences between UK GAAP and US GAAP:

                                                         March     March
                                                          1995      1994
                                                            #m        #m
Profit after taxation under UK GAAP                      103.9      96.5
US GAAP adjustments:
   Income from fixed asset investments                    (0.6)     (1.3)
   Pension costs                                           9.3       1.2
   Premium on redemption of Government bonds              12.8         -
   Taxation effects on the foregoing adjustments          (3.0)     (0.2)
   Deferred taxation                                     (11.4)    (11.9)
Profit before extraordinary loss under US GAAP           111.0      84.3
   Extraordinary loss: Premium on redemption of bonds    (12.8)        -
Profit after taxation and extraordinary loss under
   US GAAP                                                98.2      84.3


                                                         pence     pence
Earnings per share under US GAAP:
   Profit before extraordinary loss                       44.3      33.0
   Extraordinary loss                                     (5.1)        -
   Profit after taxation and extraordinary loss           39.2      33.0

Approximate cumulative effect on equity shareholders' funds of significant differences between UK GAAP and US GAAP:
                                                      31 March  31 March
                                                          1995      1994
                                                            #m        #m
Equity shareholders' funds under UK GAAP                 560.7     544.9
US GAAP adjustments:
   Income from fixed asset investments                    (9.9)     (9.3)
   Pension costs                                          27.3      18.0
   Dividends                                              25.4      21.5
   Employee share ownership trust                         (8.5)     (6.5)
   Tax effects on the above adjustments                   (7.2)     (4.2)
   Deferred taxation                                    (124.9)   (113.5)
Equity shareholders' funds under US GAAP                 462.9     450.9

STATEMENT OF CASH FLOWS:  BASIS OF PREPARATION

SEEBOARD's statement of cash flows is prepared in accordance with UK Financial Reporting Standard 1 (FRS 1), the objectives and principles of which are similar to those set out in Statement of Financial Accounting Standards 95, "Statement of Cash Flows" (SFAS 95) under
US GAAP. The principal differences between FRS 1 and SFAS 95 relate to classification.

Cash flows from taxation and returns on investments and servicing of finance under FRS 1 would be included in operating activities under SFAS 95. Under FRS 1 net cash and cash equivalents include short term borrowings repayable within 3 months from the date of their advance.
Under SFAS 95 short-term borrowings repayable within 3 months from the date of their advance and overdraft balances would not be included within cash and cash equivalents and movements on those borrowings and overdraft balances would be included in financing activities. In addition, under SFAS 95 changes in minority interests would be presented as a cash flow from operating activities.

UNAUDITED FINANCIAL STATEMENTS OF SEEBOARD plc FOR  THE  SIX
MONTHS ENDED SEPTEMBER 30, 1995

(B)   Unaudited interim results for the six months ended 30 September, 1995

(The symbol for British pounds sterling has been denoted by the symbol # in the following financial statements and accompanying tables.)


                        SEEBOARD plc

                GROUP PROFIT AND LOSS ACCOUNT
                                                 Unaudited       Audited
                                              Six Months Ended  Year Ended
                                                30 September,    31 March,
                                       Note     1995    1994       1995
                                                 #m      #m         #m
Turnover                                 1      512.2   509.3    1,195.6
Operating profit                                 38.5    40.1      138.6

    Income from fixed asset investments             -     4.8       14.7

Profit on ordinary activities before
  interest and taxation                          38.5    44.9      153.3
    Net interest                                  0.9     1.4        1.5
    Government debt premium              3          -   (12.8)     (12.8)
Profit on ordinary activities before
  taxation                               1       39.4    33.5      142.0
    Taxation on profit on ordinary
      activities                         2      (10.4)  (10.2)     (38.0)
Profit on ordinary activities after
  taxation                                       29.0    23.3      104.0
    Minority interests                            0.1       -       (0.1)

Profit for the period                    3       29.1    23.3      103.9
    Dividends                            4          -    (9.7)     (35.1)
Retained profit                                  29.1    13.6       68.8

Earnings per ordinary share
    Normal                               3       11.9p    9.1p      41.5p
    Adjusted                             3               14.1p      46.6p
Dividend per share                       4        NIL     4.0p      14.5p


There are no recognised gains or losses other than the profit for the period.

                        SEEBOARD plc

                     GROUP BALANCE SHEET

                                                 Unaudited       Audited
                                              Six Months Ended  Year Ended
                                                30 September,    31 March,
                                       Note     1995    1994       1995
                                                 #m      #m         #m
Fixed assets
    Tangible assets                             537.1   509.1      525.3
    Investments                                  57.3    57.4       57.3
                                                594.4   566.5      582.6

Current assets
    Stocks                                       10.2    12.3       10.5
    Debtors                                     171.7   165.9      220.4
    Investments                                  42.8    42.3       13.2
    Cash and short term deposits                 60.1   101.3       36.0
                                                284.8   321.8      280.1

Creditors (amounts falling due within
  one year)                                     241.2   317.5      251.1
Net current assets                               43.6     4.3       29.0

Total assets less current liabilities           638.0   570.8      611.6

Creditors (amounts falling due after
  more than one year)                            11.0    20.7       14.3
Provisions for liabilities and charges   5       36.5    44.5       36.2
Minority interests                                0.3     0.3        0.4
Net assets                                      590.2   505.3      560.7

Capital and reserves
    Called up share capital                     122.7   122.4      122.5
    Share premium                                 5.7     5.3        5.5
    Capital redemption reserve                    6.8     6.8        6.8
    Profit and loss account                     455.0   370.8      425.9
                                                590.2   505.3      560.7

                        SEEBOARD plc

                  GROUP CASH FLOW STATEMENT

                                                 Unaudited       Audited
                                              Six Months Ended  Year Ended
                                                30 September,    31 March,
                                                1995    1994       1995
                                                 #m      #m         #m
Cash inflow from operating activities
  Operating profit                              38.5    40.1       138.6
  Depreciation                                  16.2    17.0        32.4
  Profit on sale of fixed assets                (0.2)   (1.1)       (1.6)
  Working capital movements                     50.4    48.6       (63.0)
                                               104.9   104.6       106.4
Interest                                         0.5     0.8         1.2
Government debt premium                            -   (12.8)      (12.8)
Dividends received                                 -       -        11.5
Dividends paid                                  (25.4) (21.5)      (31.2)
Corporation tax paid                             (1.4)  (1.6)      (43.0)
Net cash inflow from operations after
  taxation                                       78.6   69.5        32.1
Investing activities
    Purchase of tangible fixed assets           (27.2) (34.6)      (68.3)
    Net purchase of treasury investments        (29.6) (30.5)       (1.4)
    Receipts from sales of tangible fixed
      assets                                      0.6    2.1         3.3

Net cash inflow/(outflow) before financing       22.4    6.5       (34.3)

Financing
    Issue of ordinary share capital               0.4    3.1         3.1
    Purchase of own shares                          -  (34.5)      (60.5)
    Repayment of debenture loan                     -  (54.0)      (54.0)
Increase/(decrease) in cash and cash
  equivalents                                    22.8  (78.9)     (145.7)

                         SEEBOARD plc

                         GROUP NOTES

Basis of preparation of interim financial statements

The interim financial statements for the six months ended 30 September, 1995 for SEEBOARD plc and its subsidiaries, which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1995 statutory accounts.

The figures for the financial year ended 31 March, 1995 are not the Group's full statutory accounts for that financial year. Those accounts have been reported on by the Group's auditors and delivered to the Registrar of Companies. The report of the auditors was unqualified.

1.   Segmental analysis

                            Unaudited         Unaudited         Audited
                        Six Months Ended   Six Months Ended    Year Ended
                       30 September, 1995 30 September, 1994  31 March, 1995
                                  Profit             Profit              Profit
                                  before             before              before
                       Turnover  taxation Turnover  taxation  Turnover  taxation
                          #m        #m       #m        #m        #m        #m
Distribution             128.6     42.0     142.3     43.6      306.1     116.8
Supply                   437.1     (4.0)    444.1     (4.2)   1,049.7      16.5
Other activities          57.0      0.5      49.2      0.7      117.8       5.3
Inter-activity sales    (110.5)       -    (126.3)       -     (278.0)        -
                         512.2     38.5     509.3     40.1    1,195.6     138.6
Income from fixed asset
  investments                         -                4.8                 14.7
Net interest                        0.9                1.4                  1.5
Government debt premium               -              (12.8)               (12.8)
                         512.2     39.4     509.3     33.5    1,195.6     142.0

2.  Taxation

The charge for taxation for the six months ended 30 September, 1995 has been computed by applying the estimated effective tax rate for the full financial year.

3.   Earnings per ordinary share

Earnings per ordinary share of 11.9p are calculated by dividing the profit for the period of #29.1m by the average issued share capital of 245.23m ordinary shares. Adjusted earnings per ordinary share shown in respect of the six months ended 30 September, 1994 and the year ended 31 March, 1995 exclude the Government debt premium of #12.8m.

4.   Interim dividend

Assuming that the recommended cash offer, of 635p per SEEBOARD Share, made by CS First Boston on behalf of CSW (UK) plc becomes wholly unconditional, the Directors do not intend to pay an interim dividend in respect of the six months ended 30 September, 1995.

                        SEEBOARD plc

5.   Provisions for liabilities and charges

                           Restructuring   Pension   Other  Total
                                #m           #m       #m      #m

Balance at 1 April, 1995       19.4          2.6     14.2    36.2
Applied during the year        (6.4)           -     (0.3)   (6.7)
Provided in the year            6.6          0.2      0.2     7.0
Balance at 30 September, 1995  19.6          2.8     14.1    36.5

6.   Net cash

                                   Unaudited            Audited
                                 30 September,         31 March,
                                 1995     1994           1995
                                  #m       #m             #m
Cash and short term deposits     60.1    101.3           36.0
Bank overdraft                   (7.7)    (4.9)          (6.4)

Cash and cash equivalents        52.4     96.4           29.6
Treasury investments             34.3     33.7            4.7
                                 86.7    130.1           34.3

Proceeds of #99.2m from a Eurobond issue were received on 3 October, 1995.

7.   Reconciliation of movements in shareholders' funds

                                                            Group
                                        Share    Capital    Profit
                               Share   Premium  Redemption and Loss Shareholders
                              Capital  Accounts  Reserve    Account    Funds
                                 #m      #m        #m         #m        #m
Balance at 1 April, 1995        122.5    5.5       6.8       425.9     560.7
Retained profit for the period      -      -         -        29.1      29.1
Issue of ordinary shares          0.2    0.2         -           -       0.4
Balance at 30 September, 1995   122.7    5.7       6.8       455.0     590.2

8.   The National Grid Holding plc

At an extraordinary meeting to be held on 8 December, 1995, approval will be sought for the demerger of SEEBOARD's shareholding in the National Grid. If approval is given, SEEBOARD's investment in The National Grid Holding plc will be distributed as a dividend in specie.

9. Summary of Significant Differences Between UK and US Generally
   Accepted Accounting Principles

SEEBOARD's interim financial statements are unaudited and have been prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. The significant differences, as they relate to SEEBOARD, are explained in Note 26 to the SEEBOARD accounts for the years ended
31 March 1995 and 1994 included elsewhere herein. The approximate effect of the adjustments to profit after taxation and extraordinary items and equity shareholders'funds which would be required under US GAAP are set forth in the tables below.

                        SEEBOARD plc

Approximate effect on profit after taxation and extraordinary items of significant differences between UK GAAP and US GAAP:

                                                       Half year Half year
                                                         to 30     to 30
                                                      September  September
                                                         1995     1994
Profit after taxation under UK GAAP                      29.1     23.3
US GAAP adjustments:
  Income from fixed asset investments                       -     (4.8)
  Pension costs                                           5.0      4.7
  Premium on redemption of bonds                            -     12.8
  Taxation effects on the foregoing adjustments          (1.6)    (0.8)
  Deferred taxation                                      (2.5)    (5.9)
Profit before extraordinary loss under US GAAP           30.0     29.3
  Extraordinary loss: Premium on redemption of bonds        -    (12.8)
Profit after taxation and extraordinary loss under       30.0     16.5
  US GAAP

                                                        pence   pence
Earnings per share under US GAAP:
  Profit before extraordinary loss                       12.2    11.4
  Extraordinary loss                                        -    (5.0)
  Profit after taxation and extraordinary loss           12.2     6.4


Approximate cumulative effect on equity shareholders' funds of significant differences between UK GAAP and US GAAP:

                                                Half year to   Half year to
                                                30 September   30 September
                                                        1995           1994
                                                          #m             #m
Equity shareholders' funds under UK GAAP               590.2          505.2
US GAAP adjustments
  Income from fixed asset investments                   (9.9)         (14.1)
  Pension costs                                         32.3           22.7
  Dividends payable                                        -            9.7
  Employee share ownership trust                        (8.5)          (8.6)
  Tax effects on the foregoing adjustments              (8.8)          (5.0)
  Deferred taxation                                   (127.4)        (119.4)
Equity shareholders' funds under US GAAP               467.9          390.5

STATEMENT OF CASH FLOWS:  BASIS OF PREPARATION

SEEBOARD's statement of cash flows is prepared in accordance with UK Financial Reporting Standard 1 (FRS 1), the objectives and principles of which are similar with those set out in Statement of Financial Accounting Standards 95, "Statement of Cash Flows" (SFAS 95) under
US GAAP. The principal differences between FRS 1 and SFAS 95 relate to classification.

Cash flows from taxation and returns on investments and servicing of finance under FRS 1 would be included as operating activities under SFAS 95. Under FRS 1 net cash and cash equivalents include short-term borrowings repayable within 3 months from the date of their advance. Under SFAS 95 short-term borrowings repayable within 3 months from the date of their advance and overdraft balances would not be included within cash and cash equivalents and movements on those borrowings and overdraft balances would be included in financing activities. In addition, under SFAS 95 changes in minority interests would be presented as a cash flow from operating activities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
BALANCE SHEETS

The unaudited pro forma condensed consolidated statements of income and balance sheets required by Item 7(b) are filed as part of this Form 8-K. The pro forma results give effect to the acquisition of SEEBOARD accounted for under the purchase method of accounting for the nine months ended September 30, 1995 and the twelve months ended December 31, 1994 as if the transaction had been consummated at the beginning of the periods presented for the pro forma condensed consolidated statements of income and at the end of the period presented for the pro forma condensed consolidated balance sheets.
The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1994 include the results of operations of SEEBOARD for the year ended March 31, 1995. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1995 include the results of operations of SEEBOARD for that period. Consequently, revenues of approximately $555 million and net income of approximately $55 million of SEEBOARD have been included in both periods presented.

The unaudited pro forma condensed consolidated statements of income and balance sheets are based upon preliminary fair value allocations related to the purchase of SEEBOARD. The allocations are subject to revision after more detailed analyses, appraisals and evaluations are completed. The condensed historical balance sheets and statements of income for each company and for the pro forma consolidated company have been prepared in accordance with United States Generally Accepted Accounting Principles. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the SEEBOARD acquisition had taken place at the beginning of the period specified, nor is it necessarily indicative of future operating results. Pro forma financial statements were converted at a translation rate of $1.54/pound for the income statement dated December 31, 1994 and $1.58/pound for income statement and balance sheets dated September 30, 1995.

The unaudited pro forma condensed consolidated statements of income and balance sheets should be read in conjunction with the consolidated financial statements of CSW and the related notes thereto included in CSW's Combined Annual Report on Form 10-K for the year ended December 31, 1994 and CSW's Combined Quarterly Report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as well as the financial statements of SEEBOARD, prepared in accordance with generally accepted accounting principles in the United Kingdom, for the fiscal year ended March 31, 1995 and the six months ended September 30, 1995 and notes thereto included in
Item 7(a) to this Current Report on Form 8-K.

            CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        NINE MONTHS ENDED SEPTEMBER 30, 1995


                                                                       Pro Forma      Pro Forma
                                               CSW       SEEBOARD      Adjustments   Consolidated
                                                      (Millions, except per share amounts)
REVENUES                                    $ 2,666      $ 1,365          $ -         $ 4,031

OPERATING EXPENSES AND TAXES
     Operating expenses                       1,655        1,185            -           2,840
     Depreciation and amortization              280           38           30 (a)         348
     Taxes, other than federal income           140            -            -             140
     Federal income taxes                        64           52          (37)(b)          79
                                              2,139        1,275           (7)          3,407

OPERATING INCOME                                527           90            7             624

OTHER INCOME AND DEDUCTIONS                      76            8           (8)(c)          76

INCOME BEFORE INTEREST CHARGES                  603           98           (1)            700

INTEREST CHARGES                                249           (1)         103 (d)         351


NET INCOME                                      354           99         (104)            349
     Preferred stock dividends                   14            -            -              14
NET INCOME FOR COMMON STOCK                   $ 340         $ 99       $ (104)          $ 335

EARNINGS PER SHARE OF COMMON STOCK            $1.78                                     $1.75

AVERAGE COMMON SHARES OUTSTANDING             191.4                                     191.4



Notes to Pro Forma Condensed Consolidated Statements of Income

(a) Reflects the increase in depreciation expense for the step-up in basis of plant acquired and the increase in amortization expense of goodwill recorded in connection with the acquisition of SEEBOARD.

(b) Reflects the estimated income tax effects of the acquisition.

(c) Reflects the elimination of revenues from the National Grid Group plc, the share of which were distributed by SEEBOARD to its shareholders' effective December 11, 1995. In addition, the adjustment assumes the consumption of the CSW Grid sale.

(d) Reflects interest expense on indebtedness or to be incurred pursuant to the CSW Credit Agreement and the CSW Investments Credit Facility to finance the acquisition, reduced by interest expense on indebtedness to be repaid from
    (i) cash on hand of SEEBOARD at the closing date of the acquisition, (ii) amounts to be received upon the factoring by SEEBOARD of 80% of its accounts receivable (the receivables factoring) and (iii) the proceeds from the sale of CSW (UK)'s interest in the National Grid (the CSW Grid Sale).

           CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                               Pro Forma        Pro Forma
                                     CSW        SEEBOARD      Adjustments     Consolidated
                                 Twelve Months Twelve Months                 Twelve Months
                                     Ended        Ended                          Ended
                                  December 31,   March 31,                    December 31,
                                     1994         1995                           1994
                                              (Millions, except per share amounts)


REVENUES                            $ 3,623      $ 1,842         $ -            $ 5,465

OPERATING EXPENSES AND TAXES
  Operating expenses                  2,298        1,564           -              3,862
  Depreciation and amortization         356           50          38  (a)           444
  Taxes, other than federal income      196            -           -                196
  Federal income taxes                  179           82         (50) (b)           211
                                      3,029        1,696         (12)             4,713

OPERATING INCOME                        594          146          12                752

OTHER INCOME AND DEDUCTIONS             111           22         (22) (c)           111

INCOME BEFORE INTEREST CHARGES          705          168         (10)               863

INTEREST CHARGES                        293           (2)        135  (d)           426

NET INCOME                              412          170        (145)               437
     Preferred stock dividends           18            -           -                 18
NET INCOME FOR COMMON STOCK           $ 394        $ 170      $ (145)           $   419

EARNINGS PER SHARE OF COMMON STOCK    $2.08                                     $  2.21

AVERAGE COMMON SHARES OUTSTANDING     189.3                                       189.3





See the accompanying notes on the previous page.


         CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                             SEPTEMBER 30, 1995

                                                      Pro Forma    Pro Forma
                                 CSW     SEEBOARD    Adjustments  Consolidated
                                                     (Millions)
ASSETS

Net plant                    $ 8,057        $ 848        $ 87  (a)     $ 8,992

Current Assets
     Cash                         61           95         (95) (b)          61
     Accounts receivable       1,006          261        (209) (c)       1,058
     Other                       416           58          26  (a)         500

Investment in National Grid        -           91         (91) (d)           -

Goodwill                           -            -       1,447  (a)       1,447

Deferred Charges and Other     1,756           61           6  (a)       1,823

                            $ 11,296      $ 1,414     $ 1,171         $ 13,881

CAPITALIZATION & LIABILITIES

Capitalization
  Common stock                 $ 673      $     -     $     -         $    673
  Paid-in capital                597          201        (201) (a)         597
  Retained earnings            1,914          539        (539) (a)       1,914
   Total Common Stock
     Equity                    3,184          740        (740)           3,184

  Preferred stock                326            -           -              326
  Long-term debt               3,001            -       1,880  (b)       4,881
   Total Capitalization        6,511          740       1,140            8,391

Current Liabilities            2,247          381           -            2,628

Deferred Income Taxes          2,111          218          31  (a)       2,360

Other Liabilities                427           75           -              502

                            $ 11,296      $ 1,414     $ 1,171         $ 13,881




Notes to Pro Forma Condensed Consolidated Balance Sheets.

(a) Reflects the following preliminary purchase accounting adjustments resulting from the acquisition of SEEBOARD, determined as if the acquisition occurred on September 30, 1995:
                                                              (millions)
               Step-up in basis of plant                           $ 87
               Fair value adjustment of other assets                 26
               Increase in goodwill on acquisition                1,447
               Recognition of additional pension asset                6
               Elimination of the paid-in capital of SEEBOARD       201
               Elimination of the retained earnings of SEEBOARD     539
               Increase in deferred taxes on preliminary purchase
                 accounting adjustments                              31

(b) Reflects indebtedness incurred or to be incurred pursuant to the CSW Credit Agreement and the CSW Investments Credit Facility to finance the acquisition, reduced by indebtedness to be repaid from (i) cash on hand of SEEBOARD at the closing date of the acquisition, (ii) the proceeds of the receivables factoring and (iii) the proceeds from the CSW Grid Sale.

(c) Assumes the consummation of the receivables factoring.

(d) Assumes the consummation of the CSW Grid Sale and distribution of the grid shares.